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             CERTIFICATE OF OWNERSHIP AND MERGER
                           MERGING
                         APL LIMITED
                            INTO
             AMERICAN PRESIDENT COMPANIES, LTD.
           (Pursuant to Section 253 of the General
                Corporation Law of Delaware)




     AMERICAN PRESIDENT COMPANIES, LTD., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the capital stock of APL LIMITED, a Delaware corporation ("APL").

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 13th day of March, 1996, determined to merge into itself APL on the conditions set forth in such resolutions:

          RESOLVED, that this Corporation merge into itself its subsidiary, APL Limited ("APL"), and assume all of said subsidiaryOs liabilities and obligations, effective June 1, 1996; and be it further

          RESOLVED, that, upon the effective date of the merger, the name of this Corporation shall be changed to APL Limited; and be it further

          RESOLVED, that the President or any Executive Vice President, and the Secretary or any Assistant Secretary, of this Corporation be, and they hereby are, directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said APL into this Corporation and to change this CorporationOs name to APL Limited and to assume APLOs liabilities and obligations and to file the same in the Office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County; and be it further

          RESOLVED, that this CorporationOs Bylaws be, and they hereby are, amended as of the effective date of such merger to reflect the change of name of this Corporation from American President Companies, Ltd. to
     APL Limited; and be it further

          RESOLVED, that the officers of this Corporation be, and they hereby are, severally and not jointly, authorized and directed to provide all notices, execute all documents, make all filings and take all actions as any of them may deem to be necessary or appropriate in connection with carrying out the purposes of the foregoing resolutions.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by its authorized officers this 28th day of May, 1996.


                    AMERICAN PRESIDENT COMPANIES, LTD.

[SEAL]

                    By:  /s/ Maryellen B. Cattani
                         Maryellen B. Cattani
                         Executive Vice President


ATTEST:


/s/ Peter A.V. Huegel
Peter A.V. Huegel
Assistant Secretary